                                                                  EXHIBIT (g)(3)

INFORMATION REGARDING OWNERSHIP OF THE COMPANY'S SECURITIES BY DIRECTORS AND EXECUTIVE OFFICERS

     The number of shares of Common Stock beneficially owned by each of the directors and executive officers as of October 7, 1998 (other than in phantom stock held in AMP's deferred compensation plans), is set forth below.

-----------------------------------------------
           Name               Share Ownership
-----------------------------------------------
Ralph D. DeNunzio                    10,000
-----------------------------------------------
Barbara Hackman Franklin              7,410
-----------------------------------------------
Joseph M. Hixon III               1,651,114(1)
-----------------------------------------------
William J. Hudson, Jr.            409,138(2)(3)
-----------------------------------------------
Joseph M. Magliochetti                4,000
-----------------------------------------------
Harold A. McInnes                    42,689
-----------------------------------------------
Jerome J. Meyer                       7,300
-----------------------------------------------
John C. Morely                        9,400
-----------------------------------------------
Robert Ripp                    170,645(2)(3)(4)
-----------------------------------------------
Paul G. Schloemer                    10,000(5)
-----------------------------------------------
Takeo Shiina                          8,120
-----------------------------------------------
Richard P. Clark                     34,135
-----------------------------------------------
Herbert M. Cole                      87,893
-----------------------------------------------
Thomas J. DiClemente                 32,937
-----------------------------------------------
Juergen W. Gromer                    70,454
-----------------------------------------------
John E. Gurski                      116,198
-----------------------------------------------
David F. Henschel                     5,187
-----------------------------------------------
John H. Kegel                        36,801
-----------------------------------------------
Mark E. Lang                          4,547
-----------------------------------------------

-----------------------------------------------
           Name               Share Ownership
-----------------------------------------------
Philippe Lemaitre                    16,858
-----------------------------------------------
Joseph C. Overbaugh                  24,046
-----------------------------------------------
Nazario Proietto                     42,244
-----------------------------------------------
William S. Urkiel                    23,465
-----------------------------------------------


     (1) Mr. Hixon holds 15,791 and 120,000 of these shares in two limited partnerships and shares voting and dispositive powers. In addition to the beneficial ownership shown in the table, Mr. Hixon has a 2% residual beneficial interest but no voting or dispositive powers in a trust that holds 7,392 shares of Common Stock of the Company.
     (2) A portion of the shares reported for Messrs. Hudson and Ripp are Performance Restricted Shares granted under the Company's 1993 Long-Term Equity Incentive Plan. Further, a portion of the shares reported for Messrs. Hudson and Ripp are held in the Company's Employee Savings and Thrift Plan.
     (3) Under the Company's former Bonus Plan (Stock Plus Cash), at August 20, 1998, Mr. Hudson also had 6,668 Stock Bonus Units. Under the current 1993 Long-Term Equity Incentive Plan, Mr. Hudson has 419,500 Stock Options, including 61,800 Stock Options transferred to a family limited partnership for the benefit of Mr. Hudson's immediate family; Mr. Ripp has 208,400 Stock Options. Vesting of stock options will accelerate upon a change of control.
     (4) In connection with the assumption of his new positions with AMP, Mr. Ripp was granted (i) options under the 1993 Long-Term Equity Incentive Plan to purchase 60,000 shares of Common Stock at an exercise price equal to $44.85 per share, which options will vest 100% after three years, and (ii) a restricted stock award of 25,000 shares of Common Stock, vesting on August 1, 2006 (Mr. Ripp's normal retirement date) or at his earlier death, disability or mutually agreed upon termination of employment. The restricted stock award made to Mr. Ripp provided that (A) upon the occurrence of a Change of Control a cash payment would be made for any then outstanding restricted shares on the date such shares would otherwise have vested (i.e., on Mr. Ripp's normal retirement date or at his earlier death, disability or mutually agreed upon termination of employment); provided, that if this cashout provision would adversely affect AMP's ability to consummate a transaction which is to be accounted for as a pooling of interests, the restricted shares would not be cashed out, but rather the shares would be cancelled and the appropriate number of unrestricted shares would be delivered on the otherwise applicable vesting date, and (B) such restricted stock award would be subject to the terms of Mr. Ripp's Executive Severance Agreement.
     (5) Mr. Schloemer holds 1,400 of these shares of Common Stock of the Company in a family trust of which he is co-trustee with his wife and shares voting and dispositive powers.


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